Exhibit 3.2
Stratus Properties Inc.

Amended and Restated By-Laws

ARTICLE I

Name

The name of the corporation (the “Corporation”) is Stratus Properties Inc.

ARTICLE II

Offices

1.    The location of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

2.    The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the board of directors (the “Board of Directors”) of the Corporation may from time to time find necessary or desirable.

ARTICLE III

Corporate Seal

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the year (1992) and jurisdiction (Delaware) of its creation. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

ARTICLE IV

Meetings of Stockholders

1.    All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware, or at any other place as shall be determined, from time to time, by the Board of Directors.

2.    Annual meetings of the stockholders shall be held at such time as may be determined from time to time by resolution of the Board of Directors. At each annual meeting of the stockholders they shall elect by plurality vote, by written ballot, the successors of the class of directors whose term expires at such meeting, to hold office until the annual meeting of the stockholders held in the third year following the year of their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other proper business may be transacted at the annual meeting.

3.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation or by these By-Laws (the “By-Laws”). If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute), until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

4.    At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period. All proxies shall be filed with the secretary of the meeting before being voted.

5.    At each meeting of the stockholders each stockholder shall have one vote, unless otherwise provided in the Certificate of Incorporation, for each share of stock of the Corporation having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-Laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-Laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

6.    Notice of each meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

7.    Subject to such rights to call special meetings of stockholders under specified circumstances as may be granted to holders of any shares of Preferred Stock pursuant to the Certificate of Incorporation, special meetings of the stockholders may be called only by the Chairman of the Board or the President of the Corporation, or at the request in writing or by vote of a majority of the Board of Directors, and not by any other persons. Any request for a special meeting made by the Board of Directors shall state the purpose or purposes of the proposed meeting.

8.    Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

9.    The Board of Directors may, at any time prior to the holding of a meeting of stockholders, annual or special, and for any reason, cancel, postpone or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting.

10.    At each meeting of stockholders, annual or special, the chairman of such meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; (5) restrictions on the use of audio or video recording devices at the meeting; and (6) limitations on the time allotted to questions or comments by participants.

11.    The chairman of a meeting may adjourn or recess any meeting of stockholders, annual or special, at any time and for any reason, whether or not a quorum is present, to reconvene at the same or some other place. Notice need not be given of any such adjourned or recessed meeting if the time and place thereof are announced at the meeting at which the adjournment or recess is taken. At the adjourned or recessed meeting the Corporation may transact any business which might have been transacted at the original meeting.

12.    At an annual meeting of the stockholders, only business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 12 and applicable law. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 210th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12 and applicable law. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these By-Laws and applicable law, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

13.    Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 210th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such stockholder and (2) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

14.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

ARTICLE V

Directors

1.    The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-Laws.

2.    The directors may hold their meetings and have one or more offices, and, subject to the laws of the State of Delaware, keep the stock ledger and other books and records of the Corporation, outside said State, at such place or places as they may from time to time determine.

3.    Subject to such rights to elect additional directors under specified circumstances as may be granted to the holders of any shares of the Preferred Stock pursuant to the Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time by the Board of Directors but shall not be less than three. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, as determined by the Board of Directors, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

4.    Subject to such rights to elect directors under specified circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other reason shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

5.    Any director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board or the President. Any such resignation shall take effect upon receipt thereof by the Board of Directors, the Chairman of the Board or the President, as the case may be, or at such later date as may be specified therein. Any such notice to the Board of Directors shall be addressed to it in care of the Secretary.

ARTICLE VI

Committees of Directors

By resolution adopted by a majority of the whole Board of Directors, the Board of Directors shall designate an Executive Committee and an Audit Committee and may designate one or more other committees as the Board of Directors may deem appropriate, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute) and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Audit Committee and each such other committee shall have such of the powers and authority of the Board of Directors as may be provided from time to time in resolutions adopted by a majority of the whole Board of Directors. Each committee shall report its proceedings to the Board of Directors when required.

ARTICLE VII

Compensation of Directors

The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VIII

Meetings of Directors; Action Without a Meeting; Confidentiality

1.    Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board of Directors.

2.    Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on at least 24 hours' notice to each director, and shall be called by the President or by the Secretary on like notice on the request in writing of any director. The 24 hours’ notice requirement may be waived in advance of, or after, such special meeting by the unanimous vote or written consent of the Board of Directors. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws, the purpose or purposes of any such special meeting need not be stated in such notice.

3.    At all meetings of the Board of Directors the presence of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these

By-Laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board of Directors.

4.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee. Any director may participate in a meeting of the Board of Directors, or of any committee designated by the Board of Directors, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

5.    Each director shall hold all Confidential Information in the strictest confidence and shall take all appropriate measures to ensure that no other person shall have access to the Confidential Information. No director shall disclose any Confidential Information to any person outside the Corporation, either during or after his or her service as a director, except with written authorization of the Board of Directors or as may be required by law. For the avoidance of doubt, the foregoing shall also apply to any director who serves on the Board of Directors as the designee of a stockholder of the Corporation, and such director shall not disclose any Confidential Information to such stockholder or any of its officers, directors, managers, members, partners, employees, attorneys, accountants, advisors, agents, consultants or other representatives. “Confidential Information” shall mean all non-public information (whether or not material to the Corporation) entrusted to or obtained by a director by reason of his or her position as a director of the Corporation.

ARTICLE IX

Officers

1.    The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a General Counsel, a Controller, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

2.    The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board of Directors may prescribe.

3.    The officers of the Corporation shall hold office until their successors are chosen and qualified, except that any officer may at any time be removed by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

4.    Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board or the President. Any such resignation shall take effect upon receipt thereof by the Board of Directors, the Chairman of the Board or the President, as the case may be, or at such later date as may be specified therein. Any such notice to the Board of Directors shall be addressed to it in care of the Secretary.

ARTICLE X

Chairman of the Board

The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at meetings of the stockholders and of the Board of Directors. Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the Corporation. He shall have general supervision and direction of all of the other officers of the Corporation and shall have powers and duties usually and customarily associated with the office of Chairman of the Board and the position of chief executive officer.

ARTICLE XI

President

The President shall be the chief operating officer of the Corporation, and he shall have the powers and duties usually and customarily associated with the office of the President and the position of chief operating officer. He shall have such other powers and duties as may be delegated to him by the Chairman of the Board.

ARTICLE XII

Executive Vice Presidents, Senior Vice Presidents and Vice Presidents

The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be delegated to them by the Chairman of the Board.

ARTICLE XIII

General Counsel, Secretary and Assistant Secretaries

1.    The General Counsel shall have the powers and duties usually and customarily associated with the position of General Counsel. He shall have such other powers and duties as may be delegated to him by the Chairman of the Board.

2.    The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board of Directors when required.

3.    The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors and of the committees of the Board of Directors. He shall keep in safe custody the seal of the Corporation, and when authorized by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Chairman of the Board.

4.    The Assistant Secretaries shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chairman of the Board.

ARTICLE XIV

Treasurer and Assistant Treasurer

1.    The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the President and the Board of Directors whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the Chairman of the Board.

2.    The Assistant Treasurers shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Chairman of the Board.

ARTICLE XV

Controller

The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation, and shall see that adequate audits thereof are currently and regularly made. He shall disburse the funds of the Corporation in payment of the just obligations of the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall have such other powers and duties as may be delegated to him by the Chairman of the Board.

ARTICLE XVI

Certificates of Stock

The shares of the Corporation shall be uncertificated or shall be represented by certificates signed in the name of the Corporation. The certificates for shares of stock of the Corporation shall be numbered and shall be entered on the books of the Corporation as they are issued. The certificated shares shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The signature of any such officers may be facsimile if such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, then, unless the Board of Directors shall otherwise determine and cause notification thereof to be given to such transfer agent and registrar, such certificate may be issued by the Corporation (and by its transfer agent) and registered by its registrar with the same effect as if he were such officer at the date of issue.

ARTICLE XVII

Transfers of Stock

1.    Upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered holder of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

2.    Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send, or cause to be sent, to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law (“DGCL”) or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

ARTICLE XVIII

Fixing Record Date

In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent in writing to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for any other lawful purpose, the Board of Directors may fix, in advance, a record date which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. Only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or entitled to express such consent, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise such rights in respect of change, conversion or exchange, as the case may be, notwithstanding any transfer of stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE XIX

Registered Stockholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE XX

Checks

All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as may be designated by the Board of Directors or pursuant to authority granted by it.

ARTICLE XXI

Fiscal Year

The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE XXII

Notices and Waiver

1.    Whenever by statute, by the Certificate of Incorporation or by these By-Laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of special meetings of the Board of Directors may also be given to any director by telephone or by telex, telegraph or cable and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, shall be transmitted or delivered to and accepted by an authorized telegraph or cable office.

2.    Whenever by statute, by the Certificate of Incorporation or by these By-Laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

ARTICLE XXIII

Alteration of By-Laws

These By-Laws, including, but not limited to, Section 7 of Article IV and Sections 3 and 4 of Article V, may be altered, amended, changed or repealed at any meeting of the Board of Directors by vote of a majority of the directors present or as otherwise provided by statute, except that, in the case of any amendment, alteration, change or repeal of Section 7 of Article IV or Section 3 or 4 of Article V by the stockholders, notwithstanding any other provision of these By-Laws, the Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of 85 percent or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal such Section 7 of Article IV or such Section 3 or 4 of Article V.

ARTICLE XXIV

Indemnification of Corporate Personnel

The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise as provided in the Certificate of Incorporation. Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as provided in the Certificate of Incorporation. The Corporation shall have power to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation. The indemnification provisions of this Article XXIV and the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

The provisions of this Article XXIV and Article EIGHTH of the Certificate of Incorporation shall be deemed to be a contract between the Corporation and each person who serves as such director, officer, employee or agent of the Corporation in any such capacity at any time while this Article XXIV and Article EIGHTH of the Certificate of Incorporation are in effect. No repeal or modification of the provisions of this Article XXIV and Article EIGHTH of the Certificate of Incorporation nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the Corporation then existing at the time of such repeal or modification. The provisions of this Article XXIV of the By-Laws of the Corporation have been adopted by the stockholders of the Corporation.

ARTICLE XXV

Forum for Adjudication of Disputes

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (2) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, stockholder or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the Certificate of Incorporation or these By-laws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XXV.